Exhibit 10-AAmm

FIRST AMENDMENT TO THE

AMENDED AND RESTATED

2000 EQUITY INCENTIVE PLAN

OF TECH DATA CORPORATION

WHEREAS, Tech Data Corporation (the “Company”) maintains the Amended and Restated 2000 Equity Incentive Plan of Tech Data Corporation (the “Plan”), as amended and restated through March 29, 2006, for the purpose of attracting, retaining and rewarding highly qualified officers, other employees and outside directors, to motivate officers, outside directors and other selected employees to achieve business objectives established to promote the long-term growth, profitability and success of the Company and to encourage ownership of the Common Stock of the Company by participating officers, outside directors and other selected employees allowing such employees to participate in the long-term growth of the Company;

WHEREAS, the Board of Directors of the Company (the “Board”), through its Compensation Committee, is responsible for the administration of the Plan;

WHEREAS, it is desired that the Plan be amended to increase the number of shares available for issuance under Section 4(a) of the Plan by 3,000,000 shares: from 6,500,000 shares to 9,500,000 shares to provide incentives to eligible employees, outside directors, and officers of the Company;

WHEREAS, the Board has determined that as a result of the increase of the number of shares available under the Plan, it is necessary to adjust the limits set forth in the Plan for the different types of awards such that: (i) Section 7(c) be adjusted so the maximum number of shares of Common Stock which may be issued as Restricted Stock or Restricted Stock Units under the Plan shall be 800,000 shares; and (ii) Section 8(b) be adjusted so the maximum number of shares of Common Stock which may be issued pursuant to Performance Grants shall be 800,000 shares;

WHEREAS, the Board requested and obtained the approval of the shareholders at the June 6, 2006, Annual Meeting of Shareholders to increase the maximum number of shares of Common Stock which may be issued pursuant to the Plan before modifying the Plan; and

WHEREAS, the Board requested and obtained the approval of the shareholders at the June 6, 2006 Annual Meeting of Shareholders to increase any limitation set forth in the Plan on the number of shares of Common Stock which may be issued, or the aggregate value of Awards which may be made, in respect of any type of grant to all Participants during the term of the Plan or to any Participant during any specified period.

NOW, THEREFORE, BE IT RESOLVED, in accordance with the foregoing, the Plan is amended as follows:

1. Section 4(a) of the Plan shall be amended to read as follows:

(a) MAXIMUM NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN. The maximum aggregate number of shares of Common Stock which may be issued pursuant to the Plan, subject to adjustment as provided in Section 4(b) of the Plan, shall be nine million five hundred thousand shares (9,500,000), plus (i) any shares of Common Stock issued under the Plan that are forfeited back to the Company or are canceled, and (ii) any shares of Common Stock that are tendered, whether by physical delivery or by attestation, to the Company by a Participant as full or partial payment of the exercise price of any Stock Option granted pursuant to the Plan, in connection with the payment or settlement of any other grant or Award made pursuant to the Plan, or in payment of any applicable withholding for federal, state, city, local or foreign income, payroll or other taxes incurred in connection with the exercise of any Stock Option granted under the Plan or the receipt or settlement of any other grant or Award under the Plan. The shares of Common Stock which may be issued under the Plan may be authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional share of the Common Stock shall be issued under the Plan. Awards of fractional shares of the Common Stock, if any, shall be settled in cash.

2. Section 7(c) of the Plan shall be amended to read as follows:

(c) ELIGIBILITY AND LIMITATIONS. Any officer of the Company and any other key Employee of the Company or a Subsidiary selected by the Committee may receive a Restricted Stock Grant or a Restricted Stock Unit Grant. The Committee, in its sole discretion, shall determine whether a Restricted Stock Grant and/or Restricted Stock Unit Grant shall be made, the Employee to receive such grant, and the conditions and restrictions imposed on such grant. The maximum number of shares of Common Stock which may be issued as Restricted Stock or Restricted Stock Units under the Plan shall be eight hundred thousand shares (800,000). The maximum number of shares of Common Stock which may be issued to any Employee as Restricted Stock and/or Restricted Stock Units combined during any fiscal year shall not exceed fifty thousand shares (50,000). The maximum amount any Employee may receive as a Restricted Stock Grant and/or Restricted Stock Unit Grant in any fiscal year shall not exceed two and one-half million dollars ($2,500,000), determined using the Fair Market Value of the shares of Common Stock underlying such Restricted Stock Grant and/or Restricted Stock Unit Grant as at the date of the grant thereof.

3. Section 8(b) of the Plan shall be amended to read as follows:

(b) LIMITATIONS ON GRANTS AND AWARDS. The maximum number of shares of Common Stock which may be issued pursuant to Performance Grants shall be eight hundred thousand shares (800,000). The maximum number of shares which may be the subject of Performance Grants made to any Participant in respect of any Performance Period or during any fiscal year shall be fifty-thousand shares (50,000). The maximum amount any Participant may receive during any fiscal year as Performance Awards pursuant to Performance Grants shall not exceed two and one-half million dollars ($2,500,000), determined using the Fair Market Value of such Performance Awards as of the last day of the applicable Performance Period or Periods or as of date or dates of the payment thereof, whichever is higher.

IN WITNESS WHEREOF, the Board has adopted the First Amendment to the Plan, which Amendment is effective by the act of approval by shareholders on June 6, 2006, at the Annual Meeting of Shareholders of the Company.